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                                                                      EXHIBIT 11


               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (In thousands, except per share amounts)



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
                                                Three months ended    Six months ended
                                                      June 30,           June 30,
                                                 -----------------   -----------------
                                                  1999      1998      1999      1998
                                                 -------   -------   -------   -------
Net earnings, basic basis ....................   $23,741   $33,439   $43,508   $50,119
Plus: Impact of assumed conversion of the
      LYONs, net of applicable incomes
      taxes ..................................        --       599       263     1,223
                                                 -------   -------   -------   -------
Diluted earnings .............................   $23,741   $34,038   $43,771   $51,342
                                                 =======   =======   =======   =======

Weighted average shares outstanding during
  the period, basic basis ....................    30,423    27,661    30,594    27,281
Plus: Common stock equivalent shares assumed
      from conversion of options .............     1,365     1,897     1,196     1,858
      Common stock equivalent shares assumed
      from conversion of LYONs ...............        --     3,838       712     3,889
                                                 -------   -------   -------   -------
Weighted average shares outstanding during
  the period, diluted basis ..................    31,788    33,396    32,502    33,028
                                                 =======   =======   =======   =======

Basic earnings per share .....................   $   .78   $  1.21   $  1.42   $  1.84
                                                 =======   =======   =======   =======

Diluted earnings per share ...................   $   .75   $  1.02   $  1.35   $  1.55
                                                 =======   =======   =======   =======
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